EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three months ended March 31, 2017. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, LLC’s financial statements for the relevant periods.

	As of March 31, 2017
	Total Apollo Operating Group Consolidated (1)	VIE & Consolidated Funds	Other (2)	Total Apollo Global Management, LLC Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$1,077,848	$—	$6,370	$1,084,218
Cash and cash equivalents held at consolidated funds	—	7,880	—	7,880
Restricted cash	4,946	—	—	4,946
Investments	1,641,029	9,602	(74,944)	1,575,687
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	60,086	—	60,086
Investments, at fair value	—	991,339	(286)	991,053
Other assets	—	55,268	—	55,268
Carried interest receivable	1,422,707	—	(1,847)	1,420,860
Due from related parties	545,960	—	(296,079)	249,881
Deferred tax assets	9,342	—	552,182	561,524
Other assets	140,110	345	(153)	140,302
Goodwill	88,852	—	—	88,852
Intangible assets, net	21,006	—	—	21,006
Total Assets	$4,951,800	$1,124,520	$185,243	$6,261,563

Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$71,889	$—	$281	$72,170
Accrued compensation and benefits	54,257	—	—	54,257
Deferred revenue	171,267	—	—	171,267
Due to related parties	92,433	—	506,542	598,975
Profit sharing payable	634,668	—	—	634,668
Debt	1,353,572	—	—	1,353,572
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	839,231	(41,903)	797,328
Other liabilities	—	127,833	(153)	127,680
Due to related parties	—	2,615	(2,615)	—
Other liabilities	96,079	6,187	1,589	103,855
Total Liabilities	2,474,165	975,866	463,741	3,913,772

Shareholders’ Equity:
Apollo Global Management, LLC shareholders' equity:
Preferred shares (11,000,000 units issued and outstanding as of March 31, 2017)	264,683	—	—	264,683
Additional paid in capital	—	—	1,763,146	1,763,146
Accumulated deficit	1,170,618	14,884	(2,024,188)	(838,686)
Accumulated other comprehensive income (loss)	(12,957)	(2,849)	4,003	(11,803)
Total Apollo Global Management, LLC shareholders’ equity	1,422,344	12,035	(257,039)	1,177,340
Non-Controlling Interests in consolidated entities	5,731	136,619	(21,459)	120,891
Non-Controlling Interests in Apollo Operating Group	1,049,560	—	—	1,049,560
Total Shareholders’ Equity	2,477,635	148,654	(278,498)	2,347,791
Total Liabilities and Shareholders’ Equity	$4,951,800	$1,124,520	$185,243	$6,261,563

(1) Includes Apollo Principal Holdings XII, L.P. that became a credit party on April 13, 2017.
(2) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.

	For the Three Months Ended March 31, 2017
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees from related parties	$270,276	$—	$(733)	$269,543
Advisory and transaction fees from related parties, net	15,067	—	—	15,067
Carried interest income (loss) from related parties	359,006	—	(65)	358,941
Total Revenues	644,349	—	(798)	643,551

Expenses:
Compensation and benefits:
Salary, bonus and benefits	101,613	—	—	101,613
Equity-based compensation	23,107	—	—	23,107
Profit sharing expense	144,324	—	—	144,324
Total Compensation and Benefits	269,044	—	—	269,044
Interest expense	12,999	—	—	12,999
General, administrative and other	62,038	—	2	62,040
Placement fees	1,905	—	—	1,905
Total Expenses	345,986	—	2	345,988

Other Income (Loss):
Net gains from investment activities	34,490	27	—	34,517
Net gains from investment activities of consolidated variable interest entities	—	3,068	1,040	4,108
Income (loss) from equity method investments	39,147	—	(594)	38,553
Interest income	1,029	16	(242)	803
Other income, net	18,647	—	—	18,647
Total Other Income	93,313	3,111	204	96,628
Income (loss) before income tax (provision) benefit	391,676	3,111	(596)	394,191
Income tax (provision) benefit	(5,396)	—	(33,765)	(39,161)
Net Income (Loss)	386,280	3,111	(34,361)	355,030
Net (income) loss attributable to Non-controlling Interests	(207,317)	(2,517)	—	(209,834)
Net Income (Loss) Attributable to Apollo Global Management, LLC	$178,963	$594	$(34,361)	$145,196

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.